UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2005, Kana Software, Inc. (“KANA”) received a letter from the NASDAQ Stock Market indicating that the Nasdaq Listing Qualifications Panel (the “Panel”) has determined that KANA’s common stock will be delisted from The NASDAQ Stock Market effective at the open of business on October 17, 2005 for its non-compliance with NASDAQ Marketplace Rule 4310(c)(14).

As previously reported by KANA in its Current Report on Form 8-K filed on September 29, 2005, the Panel granted KANA’s request for an extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 by October 7, 2005. KANA was unable to meet this deadline and filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 on the Securities and Exchange Commission’s next business day, October 11, 2005.

KANA may request the Nasdaq Listing and Hearing Review Council to review the decision of the Panel and plans to apply for re-listing on The NASDAQ Stock Market as soon as it is in compliance with all necessary listing requirements.

On October 14, 2005, KANA issued a press release attached to this Current Report on Form 8-K as Exhibit 99.01 announcing the delisting of KANA’s common stock on The NASDAQ Stock Market.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Number	Description
99.01	Press release dated October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson
John Thompson Chief Financial Officer

Date: October 17, 2005

EXHIBIT INDEX

Number	Description
99.01	Press release dated October 14, 2005.